Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

VirTra, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Fee Calculation or Carry Forward Rule	Amount Registered		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Unallocated (Universal) Shelf	457(o)	$50,000,000	(1)	$50,000,000	0.00015310	$7,655.00
	Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf	415(a)(6)	$50,000,000		$50,000,000	.0000927	$4,635.00	S-3	333-261145	11/24/2021	$4,635.00
	Total Offering Amounts				$100,000,000		$7,655.00
	Total Fees Previously Paid						-
	Total Fee Offsets						$4,635.00
	Net Fee Due						$3,020.00

(1)	An indeterminate amount of the securities of the identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $50,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	S-3	333-261145	11/17/2021		$4,635.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$50,000,000	$50,000,000
Fee Offset Sources	S-3	333-261145		11/17/2021						$4,635.00